Exhibit 99.1

NEWS RELEASE

HECLA REPORTS 2nd HIGHEST SILVER RESERVES IN COMPANY HISTORY

Gold reserves increase by 14% to more than 2.7 million ounces

FOR IMMEDIATE RELEASE

February 17, 2022

COEUR D'ALENE, IDAHO -- Hecla Mining Company (NYSE:HL) today reported the second highest silver reserves in its 130-year history and provided an update on its exploration programs during the fourth quarter of 2021 and plans for 2022.

RESERVES & RESOURCES HIGHLIGHTS

●	Silver reserves increased to 200 million ounces with Greens Creek increasing 12%.

●	Gold production was replaced, and reserves increased by 14%.

●	Measured and indicated resources declined primarily due to conversion to reserves.

●	Inferred resources increased 8% for silver and 2% for gold.

●	Extended or maintained already long reserve mine lives.

FOURTH QUARTER EXPLORATION HIGHLIGHTS

●	Greens Creek drilling upgraded and expanded resources in 4 of the 9 zones.

●	Drilling from Casa Berardi’s 9 rigs converted and expanded resources and discovered new mineralized structures.

●	Midas exploration defined and expanded mineralization on the Sinter Structure and intersected high-grade mineralization on two new structures that are open along the East Graben Corridor.

●	Hollister drilling from the new decline confirmed multiple new veins zones at the Hatter Graben resource.

●	San Sebastian’s El Bronco and El Tigre veins reported initial inferred resources.

●	2022 exploration and pre-development planned spend of $45 million.

“Hecla’s silver reserves are near our all time high with Greens Creek reaching 125 million ounces, that mine’s second highest since 2002, and Lucky Friday’s 75 million ounces giving it a reserve mine life in excess of 15 years,” said Phillips S. Baker, Jr., President and CEO. “Since 2008, Hecla has, through exploration, added 239 million silver ounces in reserves, replacing production while also growing resources. We see further growth in reserves, resources, and production from our exciting exploration program. With the increasing need for silver to contribute to the transition to cleaner energy, Hecla has both the largest silver reserve and production in the United States which positions us to meet demand long into the future.”

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com                          1

YEAR-END 2021 RESERVES AND RESOURCES

2021 proven and probable silver reserves were the second highest in Hecla’s history at 200 million ounces. The Company not only replaced silver production (15.2 million silver ounces contained), but also increased proven and probable reserves by 6%, or 11.5 million ounces over 2020. Gold production was also replaced (244,680 gold ounces contained) and proven and probable reserves increased 14% to 2.7 million ounces. Zinc production of 71,000 tons was replaced and reserves increased 2% to a total of 907,000 tons. Lead production of 49,000 tons was nearly replaced with a slight decrease of 1% to 735,000 tons. Reserve price assumptions for 2021 were $17.0/oz silver, $1,600/oz gold, $1.15/lb. zinc, and $0.90/lb. lead.

Measured and indicated silver ounces decreased 9% to 207 million ounces, from its record level in 2020, due to conversion to reserves at Greens Creek and Lucky Friday. Measured and indicated gold ounces decreased 6% to 3.5 million ounces due to conversion to reserves at Casa Berardi and Greens Creek.

Inferred silver resources increased 8% to 491 million ounces while inferred gold resources increased 2% to 5.6 million ounces due to increases at Greens Creek, Lucky Friday, San Sebastian in Mexico, and Midas in Nevada.

Greens Creek

At Greens Creek, 2021 production across all four metals was replaced and silver, gold, zinc, and lead reserves increased by 12%, 14%, 11%, and 11%, respectively, over 2020 reserves.

Measured and indicated silver resources at year-end 2021 were 107 million ounces, a 7% decrease over 2020 due to conversion to reserves. Inferred silver resources increased 18% given renewed exploration drilling and increased metal prices to a total of 27.5 million ounces.

Casa Berardi

At Casa Berardi, 2021 mining depletion was replaced and gold reserves increased 16%, or an addition of 242,000 ounces over 2020 to 1.8 million ounces. The increase is mostly due to additions at the 160 Open Pit.

Measured and indicated gold resources decreased 16% overall from 2020 (-89% open pit and -4% underground) to 1.1 million ounces due to conversion to reserves and higher cut-off grades given increased mining costs. Reserve conversions were mostly seen in the 160 Open Pit zones. Inferred gold resources declined 17% from 2020 given conversion to higher resource classes and reserves.

Lucky Friday

At the Lucky Friday, proven and probable reserves are currently 75 million ounces of silver (3% lower from 2020), 452,440 tons of lead and 181,020 tons of zinc.

Measured and indicated silver resources decreased 8% to 80 million ounces over 2020; lead and zinc measured and indicated resources decreased 6% and 4%, respectively. Decrease in measured and indicated resources is due to conversion to reserves.

Inferred resources significantly increased year-over-year and include 42 million ounces of silver (+65%), 311,850 tons of lead (+62%) and 129,600 tons of zinc (+55%). Increase in inferred resources is mostly due to additions in the upper portions of the 30 Vein adjacent to reserve blocks; drilling plans are in place to better define these resources in order to convert them to reserve.

A breakdown of the Company’s reserves and resources is set out in Table A at the end of this news release.

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com                          2

EXPLORATION AND PRE-DEVELOPMENT UPDATE

Exploration and pre-development expenses totaled $12.9 million for the fourth quarter and $47.9 million for the full year, which was a record and an increase of $29.6 million compared to 2020.

Exploration Update for Fourth Quarter, 2021

At Casa Berardi, six underground and three surface core drills focused on resource conversion and exploration drilling to upgrade and expand resources in the West, Principal, and East mine areas. Drilling in the West Mine targeted the eastern edge of the 113 Zone to define continuity and expand mineralization to the east. Highlights from this drilling include intercepts grading 0.46 oz/ton gold over 12.5 feet and 0.39 oz/ton gold over 13.1 feet.

Drilling in the Principal Mine targeted the upper part of the 123 Zone and the western part of the 124 Zone and successfully extended and confirmed the continuity of both zones. Highlights from this drilling include intercepts grading 0.69 oz/ton gold over 11.2 feet and 0.52 oz/ton gold over 9.2 feet. Drilling in the 124 Zone targeted mineralized lenses at the contact between a volcanic and sedimentary unit south of the Casa Berardi Fault. Results from this drilling confirms the presence of the mineralized structure west of the current 124-22 lens with intercepts including 0.21 oz/ton gold over 27.9 feet and 0.13 oz/ton over 11.2 feet.

Drilling in the East Mine targeted upgrading and expanding mineralization in the 146 and 148 zones. Many assay results are pending; results received to date from the 146 Zone drilling consists of wide zones of low-grade gold mineralization with narrow internal high-grade intervals. Similarly, drilling in the 148 Zone expanded mineralization to the south of the Casa Berardi fault zone with intercepts including 0.13 oz/ton gold over 26.2 feet with narrow internal higher-grade intervals.

Detailed 3D geologic modeling and target definition has been completed for the West, Principal, and East mine areas.

At Greens Creek, two underground core drills focused on resource conversion in the 9A and 200 South zones and exploration in the 200 South and Gallagher Fault Block zones. Highlights from the 9A drilling include intercepts containing 29.2 oz/ton silver, 0.39 oz/ton gold, 19.0% zinc, and 10.6% lead over 8.0 feet and 19.2 oz/ton silver, 0.14 oz/ton gold, 10.5% zinc, and 6.4% lead over 14.0 feet. Drilling in the 200 South Zone targeted expanding and upgrading resources in the central and southern portions of the zone. While numerous assay results are pending, highlights include intercepts containing 60.0 oz/ton silver, 0.02 oz/ton gold, 8.6% zinc and 4.1% lead over 4.6 feet and 25.7 oz/ton silver, 0.23 oz/ton gold, 2.0% zinc, and 1.0% lead over 6.0 feet.

Drilling at Midas intersected narrow, high-grade gold and silver mineralization along the Sinter Structure, and identified two new mineralized structures, the Racer and Hanging Wall (HW1) Structures. Recent drillhole intersections in the Sinter Structure include 0.25 oz/ton gold and 63.9 oz/ton silver over 0.9 feet estimated true thickness. Mineralization is hosted in quartz carbonate veining which is locally fractured and crushed due to post-mineral fault movement. Sinter mineralization has been intersected over 3,200 feet of strike length and continues to be open for expansion both along strike and dip.

Our first drillhole testing the Racer Structure returned significant assay results of 0.84 oz/t gold and 0.6 oz/t silver over 1.9 feet estimated true thickness. This structure is characterized by intense argillization and brecciation with localized calcite and quartz veinlets. Mineralization remains open along strike and up and down dip.

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com                          3

HW1, a new low angle hanging wall structure has also been identified through geologic interpretation between the Racer and Sinter Structures. Intercepts to date on the HW1 structure include 1.22 oz/ton gold and 0.7 oz/ton silver over 0.8 feet estimated true thickness and 0.03 oz/ton gold and 9.4 oz/ton silver over 2.6 feet estimated true thickness. The orientation and grade distribution along the structure is currently being investigated.

At Hollister, the development drift advanced at the Hatter Graben exploration area allowing completion of the first drillhole that targeted and confirmed multiple zones of banded quartz veins and veinlets south of the existing resource. Intercepts from this initial drillhole include 1.27 oz/ton gold and 1.1 oz/ton silver over 0.9 feet estimated true thickness and 0.23 oz/ton gold and 7.7 oz/ton silver over 1.0 foot estimated true thickness.

Exploration at San Sebastian included deeper drill testing in both the El Bronco and El Toro vein systems in addition to drill testing of four Short Vertical Reverse Circulation (SVRC) anomalies and geologic studies. Assay results from the deeper drilling confirm vein continuity at depth at both El Bronco and El Tigre and intersected a new hanging wall vein at El Tigre.

More complete drill assay highlights can be found in Table B at the end of the release.

Montana Pre-development Update

Hecla has withdrawn the Plan of Operations for Rock Creek and Montanore from consideration by the United States Forest Service (USFS). These plans were prepared by each project’s prior owner and do not have the data necessary for Hecla to formulate a modern mine plan. The Company intends to submit a new Plan of Operations for just the Montanore site that will be limited to geologic and environmental evaluation activities only. If approved and subsequent data collection and analysis activities suggest development of a mine is feasible and economic, then a new Plan of Operations for construction and development at Montanore would be submitted to the USFS. While no activities beyond care and maintenance are currently planned for Rock Creek, mineral and other property rights there will not be impacted.

2022 Exploration Program

More than a quarter of the total expenditures in 2022 are planned for Casa Berardi (16%) and Greens Creek (11%) exploration. Exploration at both Casa Berardi and Greens Creek is focused on replacing production and expansion of high-grade underground reserves and resources through drill testing and conversion of inferred resource to reserves.

At Casa Berardi, underground definition drilling will focus on the following areas: 1) the 118 and 119 zones expanding resources to the west and east of the current reserves, 2) the high-grade plunge at depth and to the east in the Lower 123 Zone in addition to infilling the gap between the Lower 123 and Upper 123 zones, and 3) upgrading resource at depth in the 148 Zone. Exploration drilling will focus on testing the high-grade up and/or down plunge extensions of the 113, 116, 118, 123, 128, 134, 146 and 148 zones as defined from the recent 3D geological modeling and targeting completed in 2021. In addition to these underground exploration programs within the mining lease at Casa Berardi, surface sonic drilling is planned for initial testing of regional target areas in the west, central, and east claim blocks along the Casa Berardi Break. This drilling will enhance historic till sampling in addition to mapping the subsurface bedrock lithologies, alteration, and structures.

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com                          4

At Greens Creek, underground definition drilling will focus on upgrading resources in the West, East, Southwest, Gallagher, and 200 South ore zones while underground exploration drilling will focus on extending mineralization along strike to the south for the 200 South, Gallagher, and Gallagher Fault Block zones in addition to targeting the westward extension of the East Ore Zone above the Klaus Shear and an offset segment of the West Zone. Surface exploration drilling will be focused on advancing the understanding of the geology and discovery of new mineral zones in the Lil’Sore trend and Lil’Sore Prospect target areas and extending mineralization in the near mine 5250 and Upper Plate zones.

Nevada exploration is expected to be 30% of the total planned expenditures, with drilling programs at Hollister, Midas, and Aurora, in addition to detailed mapping, sampling, and target generation at all three projects.

At Hollister, exploration of the Hatter Graben is expected with further development of the decline setting up exploration drilling to upgrade a portion of the current Hatter Graben resource and explore additional Hatter Graben veins both to the south and east of the current resource area. Pre-development spend in 2022 will primarily be focused on advancing the Hatter Graben decline and is estimated at 8% of the total expenditures. To date 2,400 feet of development has been completed along with the necessary ventilation and dewatering infrastructure, additional footage is planned through the first half of 2022.

Exploration at Midas will focus on the two miles of strike length along the Eastern Graben Corridor. Drilling will focus on wide-spaced offsets along the Racer structural corridor near intersections with the northeast oriented Owhyee structures, structural splays off the Racer structure (Vapor Trail), and the northern extension of Little Opal.

At Aurora, drilling is planned to test high-grade vein extensions from historic production areas and the Sawtooth Ridge target area.

San Sebastian represents 8% of the planned exploration spend, focusing on evaluating both near surface and deeper precious metal mineralization. Core drilling is planned to target deeper mineralization in the Middle, North, Francine, El Toro, El Tigre, and El Bronco vein systems. Core drilling will also target deeper high-grade mineralization in the La Roca district which represents a fully preserved epithermal system with strong acid sulfate alteration at the surface. In addition, a Short Vertical Reverse Circulation (SVRC) drilling program north of the San Sebastian Mine area and into the southern portion of the La Roca district will focus on defining new near-surface targets under cover.

Exploration programs are planned to be reinitiated in both the Creede district in Colorado and Republic district in Washington, and combined, accounts for approximately 10% of the total expenditures with field work and surface drilling programs in both districts. At Creede, drilling will focus on surface drilling of the North Bulldog target testing previous narrow high-grade mineralization deeper in the more favorable volcanic sequence which was historically the best host to mineralization. We also plan to initiate underground access and rehabilitation of the main level in the Bulldog mine to eventually provide platforms for underground drilling of the prospective veins.

Analytical turnaround times for assay results from the ISO-certified analytical laboratories were delayed during 2021 due to COVID-19 related staffing issues, increased sample load, and supply chain issues. Currently there are 14,000 samples pending assays with about 80% from Nevada. To support drill targeting, we use ¼ core sample with secondary labs. Final assays will continue to be delayed in 2022.

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com                          5

ABOUT HECLA

Founded in 1891, Hecla Mining Company (NYSE:HL) is the largest silver producer in the United States. In addition to operating mines in Alaska and Idaho, and Quebec, Canada, the Company owns a number of exploration and pre-development properties in world-class silver and gold mining districts throughout North America.

Cautionary Statement Regarding Forward Looking Statements, Including 2022 Outlook

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws, including Canadian securities laws. Words such as “may”, “will”, “should”, “expects”, “intends”, “projects”, “believes”, “estimates”, “targets”, “anticipates” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements may include, without limitation our planned exploration program for 2022.

Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Such assumptions, include, but are not limited to: (a) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (b) permitting, development, operations and expansion of the Company’s projects being consistent with current expectations and mine plans; (c) political/regulatory developments in any jurisdiction in which the Company operates being consistent with its current expectations; (d) the exchange rate for the Canadian dollar to the U.S. dollar, being approximately consistent with current levels; (e) certain price assumptions for gold, silver, lead and zinc; (f) prices for key supplies being approximately consistent with current levels; (g) the accuracy of our current mineral reserve and mineral resource estimates; (h) there being no significant changes to our plans for 2022 and beyond due to COVID-19 or any other public health issue, including, but not limited to with respect to availability of employees, vendors and equipment; and (i) the Company’s plans for development and production will proceed as expected and will not require revision as a result of risks or uncertainties, whether known, unknown or unanticipated. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the “forward-looking statements.” Such risks include, but are not limited to gold, silver and other metals price volatility, operating risks, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, community relations, conflict resolution and outcome of projects or oppositions, litigation, political, regulatory, labor and environmental risks, and exploration risks and results, including that mineral resources are not mineral reserves, they do not have demonstrated economic viability and there is no certainty that they can be upgraded to mineral reserves through continued exploration. For a more detailed discussion of such risks and other factors, see the Company’s 2020 Form 10-K, filed on February 18, 2021, with the Securities and Exchange Commission (SEC), as well as the Company’s other SEC filings, including the Company's 2021 10-K expected to be filed on February 22, 2022. The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk.

Cautionary Statements to Investors on Reserves and Resources

This news release uses the terms “mineral resources”, “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources”. Mineral resources that are not mineral reserves do not have demonstrated economic viability. You should not assume that all or any part of measured or indicated mineral resources will ever be converted into mineral reserves. Further, inferred mineral resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically, and an inferred mineral resource may not be considered when assessing the economic viability of a mining project, and may not be converted to a mineral reserve. On October 31, 2018, the SEC adopted new mining disclosure rules (“S-K 1300”) that is more closely aligned with current industry and global regulatory practices and standards, including National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) which we comply with because we also are a “reporting issuer” under Canadian securities laws. While S-K 1300 is more closely aligned with NI 43-101 than the prior SEC mining disclosure rules, there are some differences. NI 43-101 is a rule developed by the Canadian Securities Administrators, which established standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all resource and reserve estimates contained in this press release have been prepared in accordance with NI 43-101, as well as S-K 1300.

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com                          6

Qualified Person (QP) Pursuant to Canadian National Instrument 43-101

Kurt D. Allen, MSc., CPG, VP - Exploration of Hecla Mining Company and Keith Blair, MSc., CPG, Chief Geologist of Hecla Limited, who serve as a Qualified Person under National Instrument 43-101("NI 43-101"), supervised the preparation of the scientific and technical information concerning Hecla’s mineral projects in this news release. Information regarding data verification, surveys and investigations, quality assurance program and quality control measures and a summary of analytical or testing procedures for the Greens Creek Mine are contained in a technical report titled “Technical Report for the Greens Creek Mine” effective date December 31, 2018, and for the Lucky Friday Mine are contained in a technical report titled “Technical Report for the Lucky Friday Mine Shoshone County, Idaho, USA” effective date April 2, 2014, for Casa Berardi are contained in a technical report titled "Technical Report on the mineral resource and mineral reserve estimate for Casa Berardi Mine, Northwestern Quebec, Canada" effective date December 31, 2018 (the "Casa Berardi Technical Report"), and for the San Sebastian Mine, Mexico, are contained in a technical report prepared for Hecla titled “Technical Report for the San Sebastian Ag-Au Property, Durango, Mexico” effective date September 8, 2015 . Also included in these three technical reports is a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant factors. Information regarding data verification, surveys and investigations, quality assurance program and quality control measures and a summary of sample, analytical or testing procedures for the Fire Creek Mine are contained in a technical report prepared for Klondex Mines, dated March 31, 2018; the Hollister Mine dated May 31, 2017, amended August 9, 2017; and the Midas Mine dated August 31, 2014, amended April 2, 2015. Copies of these technical reports are available under Hecla's and Klondex's profiles on SEDAR at www.sedar.com. Mr. Allen and Mr. Blair reviewed and verified information regarding drill sampling, data verification of all digitally collected data, drill surveys and specific gravity determinations relating to all the mines. The review encompassed quality assurance programs and quality control measures including analytical or testing practice, chain-of-custody procedures, sample storage procedures and included independent sample collection and analysis. This review found the information and procedures meet industry standards and are adequate for Mineral Resource and Mineral Reserve estimation and mine planning purposes.

For further information, please contact:

Russell Lawlar

Senior Vice President - CFO and Treasurer

Jeanne DuPont

Senior Communication Coordinator

800-HECLA91 (800-432-5291)

Investor Relations

Email: hmc-info@hecla-mining.com

Website: http://www.hecla-mining.com

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com                          7

Table A

Mineral Reserves – 12/31/2021(1)

Proven Reserves(1)
		Silver	Gold	Lead	Zinc	Copper	Silver	Gold	Lead	Zinc	Copper
Asset	Tons (000)	(oz/ton)	(oz/ton)%		%	%	(000 oz)	(000 oz)	(Tons)	(Tons)	(Tons)
Greens Creek (2,3)	2	9.6	0.08	1.7	4.5	-	18	0.1	30	80	-
Lucky Friday (2,4)	4,691	13.9	-	8.4	3.4	-	65,313	-	395,290	159,360	-
Casa Berardi Open Pit (2,5)	4,763	-	0.10	-	-	-	-	453	-	-	-
Casa Berardi Underground (2,5)	923	-	0.16	-	-	-	-	143	-	-	-
Total.	10,378						65,331	596	395,320	159,440	-

Probable Reserves(6)
		Silver	Gold	Lead	Zinc	Copper	Silver	Gold	Lead	Zinc	Copper
Asset	Tons (000)	(oz/ton)	(oz/ton)%		%	%	(000 oz)	(000 oz)	(Tons)	(Tons)	Tons
Greens Creek (2,3)	11,074	11.3	0.09	2.5	6.6	-	125,201	946	282,220	725,830	-
Lucky Friday (2,4)	765	12.3	-	7.5	2.8	-	9,386	-	57,160	21,650	-
Casa Berardi Open Pit (2,5)	13,371	-	0.07	-	-	-	-	928	-	-	-
Casa Berardi Underground (2,5)	1,695	-	0.15	-	-	-	-	259	-	-	-
Total .	26,905						134,587	2,133	339,380	747,480	-

Proven and Probable Reserves
		Silver	Gold	Lead	Zinc	Copper	Silver	Gold	Lead	Zinc	Copper
Asset	Tons (000)	(oz/ton)	(oz/ton)%		%	%	(000 oz)	(000 oz)	(Tons)	(Tons)	Tons
Greens Creek (2,3)	11,076	11.3	0.09	2.5	6.6	-	125,219	946	282,250	725,920	-
Lucky Friday (2,4)	5,456	13.7	-	8.3	3.3	-	74,699	-	452,440	181,020	-
Casa Berardi Open Pit (2,5)	18,134	-	0.08	-	-	-	-	1,381	-	-	-
Casa Berardi Underground (2,5)	2,618	-	0.15	-	-	-	-	403	-	-	-
Total.	37,283						199,918	2,730	734,690	906,940	-

(1) The term “reserve” means an estimate of tonnage and grade or quality of indicated and measured resources that, in the opinion of the qualified person, can be the basis of an economically viable project. More specifically, it is an economically mineable part of a measured or indicated mineral resource, which includes diluting materials and allowances for losses that may occur when the material is mined or extracted. The term “proven reserves’ means the economically mineable part of a measured mineral resource and can only result from conversion of a measured mineral resource. Reserves are reported in accordance with Section 1300 of Regulation S-K of the Securities Act of 1933, as amended and NI 43-101. See footnotes 7 and 8 below.

(2) Mineral reserves are based on $17/oz silver, $1600/oz gold, $0.90/lb lead, $1.15/lb zinc, unless otherwise stated.

(3)  The reserve NSR cut-off grades for Greens Creek are $215/ton for all zones at Greens Creek except the Gallagher Zone at $220/ton; metallurgical recoveries (actual 2021): 81.26% silver, 72.34% gold, 82.29% lead, 89.58% zinc

(4) The reserve NSR cut-off grades for Lucky Friday are $216.19 for the 30 Vein and $230.98 for the Intermediate Veins; metallurgical recoveries (actual 2021): 95.18% silver, 94.62% lead, 89.97% zinc

(5) The average reserve cut-off grades at Casa Berardi are 0.101 oz/ton gold (3.47 g/tonne) for underground and 0.037 oz/ton (1.27 g/tonne) for open pit. Metallurgical recovery (actual 2021): 84.82% gold; US$/CAN$ exchange rate: 1:1.275.

(6) The term “probable reserves” means the economically mineable part of an indicated and, in some cases, a measured mineral resource. See footnotes 8 and 9 below.

Totals may not represent the sum of parts due to rounding

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com                          8

Mineral Resources – 12/31/2021(7)

Measured Resources(8)
		Silver	Gold	Lead	Zinc	Copper	Silver	Gold	Lead	Zinc	Copper
Asset	Tons (000)	(oz/ton)	(oz/ton)%		%	%	(000 oz)	(000 oz)	(Tons)	(Tons)	Tons
Greens Creek (11,12)	-	-	-	-	-	-	-	-	-	-	-
Lucky Friday (11,13)	8,652	7.6	-	4.9	2.5	-	65,752	-	425,100	213,480	-
Casa Berardi Open Pit (11,14)	96	-	0.04	-	-	-	-	4	-	-	-
Casa Berardi Underground (11,14)	2,272	-	0.15	-	-	-	-	351	-	-	-
San Sebastian - Oxide (15)	-	-	-	-	-	-	-	-	-	-	-
San Sebastian - Sulfide (15)	-	-	-	-	-	-	-	-	-	-	-
Fire Creek (16,17)	20	0.7	0.50	-	-	-	14	10	-	-	-
Hollister (16,18)	18	4.9	0.59	-	-	-	87	10	-	-	-
Midas (16,19)	2	7.6	0.68	-	-	-	14	1	-	-	-
Heva (20)	-	-	-	-	-	-	-	-	-	-	-
Hosco (20)	-	-	-	-	-	-	-	-	-	-	-
Star (21)	-	-	-	-	-	-	-	-	-	-	-
Total.	11,060						65,867	377	425,100	213,480	-

Indicated Resources(9)
		Silver	Gold	Lead	Zinc	Copper	Silver	Gold	Lead	Zinc	Copper
Asset	Tons (000)	(oz/ton)	(oz/ton)%		%	%	(000 oz)	(000 oz)	(Tons)	(Tons)	Tons
Greens Creek (11,12)	8,355	12.8	0.10	3.0	8.4	-	106,670	836	250,040	701,520	-
Lucky Friday (11,13)	1,841	7.6	-	5.1	2.4	-	14,010	-	93,140	44,120	-
Casa Berardi Open Pit (11,14)	420	-	0.03	-	-	-	-	14	-	-	-
Casa Berardi Underground (11,14)	4,976	-	0.14	-	-	-	-	685	-	-	-
San Sebastian - Oxide (15)	1,453	6.5	0.09	-	-	-	9,430	135	-	-	-
San Sebastian - Sulfide (15)	1,187	5.5	0.01	1.9	2.9	1.2	6,579	16	22,420	34,100	14,650
Fire Creek (16,17)	113	1.0	0.45	-	-	-	114	51	-	-	-
Hollister (16,18)	70	1.9	0.58	-	-	-	130	40	-	-	-
Midas (16,19)	76	5.7	0.42	-	-	-	430	32	-	-	-
Heva (20)	1,266	-	0.06	-	-	-	-	76	-	-	-
Hosco (20)	29,287	-	0.04	-	-	-	-	1,201	-	-	-
Star (21)	1,126	2.9	-	6.2	7.4	-	3,301	-	69,900	83,410	-
Total.	50,168						140,663	3,088	435,500	863,150	14,650

Measured & Indicated Resources
		Silver	Gold	Lead	Zinc	Copper	Silver	Gold	Lead	Zinc	Copper
Asset	Tons (000)	(oz/ton)	(oz/ton)%		%	%	(000 oz)	(000 oz)	(Tons)	(Tons)	Tons
Greens Creek (11,12)	8,355	12.8	0.10	3.0	8.4	-	106,670	836	250,040	701,520	-
Lucky Friday (11,13)	10,493	7.6	-	4.9	2.5	-	79,762	-	518,240	257,600	-
Casa Berardi Open Pit (11,14)	516	-	0.03	-	-	-	-	18	-	-	-
Casa Berardi Underground (11,14)	7,248	-	0.14	-	-	-	-	1,036	-	-	-
San Sebastian - Oxide (15)	1,453	6.5	0.09	-	-	-	9,430	135	-	-	-
San Sebastian - Sulfide (15)	1,187	5.5	0.01	1.9	2.9	1.2	6,579	16	22,420	34,100	14,650
Fire Creek (16,17)	134	1.0	0.46	-	-	-	128	61	-	-	-
Hollister (16,18)	88	2.5	0.58	-	-	-	217	51	-	-	-
Midas (16,19)	78	5.7	0.43	-	-	-	444	33	-	-	-
Heva (20)	1,266	-	0.06	-	-	-	-	76	-	-	-
Hosco (20)	29,287	-	0.04	-	-	-	-	1,201	-	-	-
Star (21)	1,126	2.9	-	6.2	7.4	-	3,301	-	69,900	83,410	-
Total….	61,229						206,530	3,464	860,600	1,076,630	14,650

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com                          9

Inferred Resources(10)
		Silver	Gold	Lead	Zinc	Copper	Silver	Gold	Lead	Zinc	Copper
Asset	Tons (000)	(oz/ton)	(oz/ton)%		%	%	(000 oz)	(000 oz)	(Tons)	(Tons)	Tons
Greens Creek (11,12)	2,152	12.8	0.08	2.8	6.8	-	27,508	164	60,140	146,020	-
Lucky Friday (11,13)	5,377	7.8	-	5.8	2.4	-	41,872	-	311,850	129,600	-
Casa Berardi Open Pit (11,14)	7,886	-	0.05	-	-	-	-	383	-	-	-
Casa Berardi Underground 11,14)	2,239	-	0.18	-	-	-	-	408	-	-	-
San Sebastian - Oxide (15)	3,490	6.4	0.05	-	-	-	22,353	182	-	-	-
San Sebastian - Sulfide (15)	385	4.2	0.01	1.6	2.3	0.9	1,606	5	6,070	8,830	3,330
Fire Creek (16,17)	765	0.5	0.51	-	-	-	394	392	-	-	-
Fire Creek - Open Pit (22)	74,584	0.1	0.03	-	-	-	5,232	2,178	-	-	-
Hollister (18,18)	642	3.0	0.42	-	-	-	1,916	273	-	-	-
Midas (16,19)	1,232	6.3	0.50	-	-	-	7,723	615	-	-	-
Heva (20)	2,787	-	0.08	-	-	-	-	216	-	-	-
Hosco (20)	17,726	-	0.04	-	-	-	-	663	-	-	-
Star (21)	3,157	2.9	-	5.6	5.5	-	9,432	-	178,670	174,450	-
San Juan Silver (23)	3,594	11.3	0.01	1.4	1.1	-	40,716	36	51,750	40,800
Monte Cristo (24)	913	0.3	0.14	-	-	-	271	131	-	-	-
Rock Creek (25)	100,086	1.5	-	-	-	0.	148,736	-	-	-	658,680
Montanore (26)	112,185	1.6	-	-	-	0.7	183,346	-	-	-	759,420
Total…	339,200						491,103	5,644	608,480	499,700	1,421,430

Note: All estimates are in-situ except for the proven reserves at Greens Creek which are in surface stockpiles. Mineral resources are exclusive of reserves.

(7) The term "mineral resources" means a concentration or occurrence of material of economic interest in or on the Earth's crust in such form, grade or quality, and quantity that there are reasonable prospects for economic extraction. A mineral resource is a reasonable estimate of mineralization, taking into account relevant factors such as cut-off grade, likely mining dimensions, location or continuity, that, with the assumed and justifiable technical and economic conditions, is likely to, in whole or in part, become economically extractable. It is not merely an inventory of all mineralization drilled or sampled. Resources are reported in accordance with Section 1300 of Regulation S-K of the Securities Act of 1933, as amended and NI 43-101.

(8) The term "measured resources" means that part of a mineral resource for which quantity and grade or quality are estimated on the basis of conclusive geological evidence and sampling. The level of geological certainty associated with a measured mineral resource is sufficient to allow a qualified person to apply modifying factors, as defined in this section, in sufficient detail to support detailed mine planning and final evaluation of the economic viability of the deposit Because a measured mineral resource has a higher level of confidence than the level of confidence of either an indicated mineral resource or an inferred mineral resource, a measured mineral resource may be converted to a proven mineral reserve or to a probable mineral reserve.

(9)  The term "indicated resources" means that part of a mineral resource for which quantity and grade or quality are estimated on the basis of adequate geological evidence and sampling. The level of geological certainty associated with an indicated mineral resource is sufficient to allow a qualified person to apply modifying factors in sufficient detail to support mine planning and evaluation of the economic viability of the deposit. Because an indicated mineral resource has a lower level of confidence than the level of confidence of a measured mineral resource, an indicated mineral resource may only be converted to a probable mineral reserve.

(10) The term "inferred resources" means that part of a mineral resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. The level of geological uncertainty associated with an inferred mineral resource is too high to apply relevant technical and economic factors likely to influence the prospects of economic extraction in a manner useful for evaluation of economic viability. Because an inferred mineral resource has the lowest level of geological confidence of all mineral resources, which prevents the application of the modifying factors in a manner useful for evaluation of economic viability, an inferred mineral resource may not be considered when assessing the economic viability of a mining project and may not be converted to a mineral reserve.

(11) Mineral resources are based on $1700/oz gold, $21/oz silver, $1.15/lb lead, $1.35/lb zinc and $3.00/lb copper, unless otherwise stated.

(12)  The resource NSR cut-off grades for Greens Creek are $215/ton for all zones at Greens Creek except the Gallagher Zone at $220/ton; metallurgical recoveries (actual 2021): 81.26% silver, 72.34% gold, 82.29% lead, 89.58% zinc.

(13)  The resource NSR cut-off grades for Lucky Friday are $170.18 for the 30 Vein, $184.97 for the Intermediate Veins and $207.15 for the Lucky Friday Vein; metallurgical recoveries (actual 2021): 95.18% silver, 94.62% lead, 89.97% zinc.

(14)  The average resource cut-off grades at Casa Berardi are 0.089 oz/ton gold (3.06 g/tonne) for underground and 0.036 oz/ton (1.22 g/tonne) for open pit; metallurgical recovery (actual 2021): 84.82% gold; US$/CAN$ exchange rate: 1:1.275.

(15) Indicated resources for most zones at San Sebastian based on $1500/oz gold, $21/oz silver, $1.15/lb lead, $1.35/lb zinc and $3.00/lb copper using a cut-off grade of $90.72/ton ($100/tonne); $1700/oz gold used for Toro, Bronco, and Tigre zones. Metallurgical recoveries based on grade dependent recovery curves: recoveries at the mean resource grade average 89% silver and 84% gold for oxide material and 85% silver, 83% gold, 81% lead, 86% zinc, and 83% for copper for sulfide material. Resources reported at a minimum mining width of 8.2 feet (2.5m) for Middle Vein, North Vein, and East Francine, 6.5ft (1.98m) for El Toro, El Bronco, and El Tigre, and 4.9 feet (1.5 m) for Hugh Zone and Andrea.

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com                          10

(16)  Mineral resources for Fire Creek, Hollister and Midas are reported using $1500/oz gold and $21/oz silver prices, unless otherwise noted. A minimum mining width is defined as four feet or the vein true thickness plus two feet, whichever is greater.

(17) Fire Creek mineral resources are reported at a gold equivalent cut-off grade of 0.283 oz/ton. Metallurgical recoveries: 90% gold, 70% silver.
(18) Hollister mineral resources, including the Hatter Graben are reported at a gold equivalent cut-off grade of 0.238 oz/ton. Metallurgical recoveries: 88% gold, 66% silver

(19)  Midas mineral resources are reported at a gold equivalent cut-off grade of 0.237 oz/ton. Metallurgical recoveries: 90% gold, 70% silver. A gold-equivalent cut-off grade of 0.1 oz/ton and a gold price of $1700/oz used for Sinter Zone with resources undiluted.

(20)  Measured, indicated and inferred resources at Heva and Hosco are based on $1,500/oz gold. Resources are without dilution or material loss at a gold cut-off grade of 0.01 oz/ton (0.33 g/tonne) for open pit and 0.088 oz/ton (3.0 g/tonne) for underground.

Metallurgical recovery: Heva: 95% gold, Hosco: 87.7% gold.

(21)  Indicated and Inferred resources at the Star property are reported using $21 silver, $0.95 lead, $1.10 lead, a minimum mining width of 4.3 feet and a cut-off grade of $100/ton; Metallurgical recovery: 93.38% silver, 93.33% lead, 86.96% zinc.

(22)  Inferred open-pit resources for Fire Creek calculated November 30, 2017, using gold and silver recoveries of 65% and 30% for oxide material and 60% and 25% for mixed oxide-sulfide material. Indicated Resources reclassified as Inferred in 2019.

Open pit resources are calculated at $1400 gold and $19.83 silver and cut-off grade of 0.01 Au Equivalent oz/ton and is inclusive of 10% mining dilution and 5% ore loss. Open pit mineral resources exclusive of underground mineral resources.

(23)  Inferred resources reported at a minimum mining width of 6.0 feet for Bulldog and a cut-off grade of 6.0 equivalent oz/ton silver and 5.0 feet for Equity and North Amethyst vein at a cut-off grade of $50/ton and $100/ton; based on $1400 Au, $26.5 Ag, $0.85 Pb, and $0.85 Zn.

Metallurgical recoveries based on grade dependent recovery curves: recoveries at the mean resource grade average 88% silver and 74% lead for the Bulldog and a constant 85% gold and 85% silver for North Amethyst and Equity.

(24) Inferred resource at Monte Cristo reported at a minimum mining width of 5.0 feet; resources based on $1400 Au, $26.5 Ag using a 0.06 oz/ton gold cut-off grade. Metallurgical recovery: 90% gold, 90% silver.

(25) Inferred resource at Rock Creek reported at a minimum thickness of 15 feet and a cut-off grade of $24.50/ton NSR; Metallurgical recoveries: 88% silver, 92% copper.
Resources adjusted based on mining restrictions as defined by U.S. Forest Service, Kootenai National Forest in the June 2003 'Record of Decision, Rock Creek Project'.
(26) Inferred resource at Montanore reported at a minimum thickness of 15 feet and a cut-off grade of $24.50/ton NSR; Metallurgical recoveries: 88% silver, 92% copper.

Resources adjusted based on mining restrictions as defined by U.S. Forest Service, Kootenai National Forest, Montana DEQ in December 2015 'Joint Final EIS, Montanore Project' and the February 2016 U.S Forest Service - Kootenai National Forest 'Record of Decision, Montanore Project'.

Totals may not represent the sum of parts due to rounding

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com                          11

Table B

Assay Results - Q4 2021

Casa Berardi (Quebec)

Zone	Drill Hole Number	Drill Hole Section	Drill Hole Azm/Dip	Sample From (feet)	Sample To (feet)	True Width (feet)	Gold (oz/ton)	Depth From Mine Surface (feet)
Surface 105 Zone	CBS-21-033B	10200	352/-63	2952.0	2958.6	3.6	0.04	-2547
105 Zone	CBS-21-033B	10200	352/-63	3567.0	3617.8	31.8	0.03	-3076
105 Zone	CBS-21-033B	10200	352/-63	3660.5	3718.5	40.5	0.03	-3150
105 Zone	Including		352/-63	3715.3	3718.5	3.0	0.25	-3170
105 Zone	CBS-21-035	10200	346/-60	2525.6	2527.6	1.6	0.17	-1834
105 Zone	CBS-21-035	10200	346/-60	3370.2	3372.8	2.3	0.10	-2225
UG 113 Zone	CBW-1159	11475	327/9	697.7	740.3	19.7	0.16	-3128
113 Zone	Including		327/9	701.9	706.8	1.6	0.87	-3129
113 Zone	CBW-1160	11505	327/-6	587.1	599.6	12.1	0.10	-3281
113 Zone	CBW-1160	11505	327/-6	617.3	628.8	10.5	0.33	-3280
113 Zone	CBW-1161	11505	330/10	688.8	701.9	13.1	0.39	-3148
113 Zone	Including		330/10	693.4	695.4	1.6	2.41	-3148
113 Zone	CBW-1161	11505	330/10	787.2	799.3	11.5	0.12	3156
113 Zone	CBW-1162	11505	330/2	636.3	650.4	12.5	0.46	-3214
113 Zone	Including		330/2	646.2	647.8	1.0	3.56	-3214
UG Lower 123 Zone	CBP-1070	12395	46/-60	647.5	655.0	3.3	0.13	-4039
123 Zone	CBP-1200	12395	50/-52	590.4	601.2	9.8	0.07	-3938
123 Zone	Including		50/-52	593.7	597.6	3.3	0.12	-3938
122 Zone	CBP-1202	12515	54/-25	543.5	570.1	16.4	0.01	-3717
123 Zone	CBP-1203	12495	54/-40	527.1	563.8	19.7	0.02	-3825
123 Zone	CBP-1203	12510	54/-40	627.5	635.0	4.3	0.08	-3874
UG Upper 123 Zone	CBP-1063	12377	203/14	130.9	142.0	4.9	0.10	-871
123 Zone	CBP-1064	12405	158/-24	219.8	231.2	8.5	0.16	-1650
123 Zone	CBP-1071	12375	139/-3	220.4	231.9	9.8	0.08	-910
123 Zone	CBP-1068	12377	185/17	137.8	150.6	11.2	0.69	-861
123 Zone	Including		185/17	137.8	141.0	2.6	1.34	-863
123 Zone	Including		185/17	144.3	145.6	1.0	1.87	-861
123 Zone	CBP-1075	12365	173/-27	186.3	200.4	9.2	0.52	-986
123 Zone	Including		173/-27	188.3	190.9	1.6	2.28	-984
123 Zone	CBP-1080	12377	118/28	167.3	182.4	14.8	0.63	-822
123 Zone	Including		118/28	167.3	170.6	3.0	2.68	-826
123 Zone	CBP-1082	12365	199/6	130.9	144.3	13.4	0.13	-889
123 Zone	CBP-1100	12365	199/62	219.8	231.2	8.2	0.19	-721
123 Zone	Including		199/62	229.3	231.2	1.6	0.86	-718
123 Zone	CBP-1101	12377	327/9	166.6	180.4	13.1	0.22	-788
123 Zone	Including		327/9	166.6	171.5	4.6	0.46	-791
123 Zone	CBP-1102	12365	183/54	196.8	216.5	18.0	0.16	-733
123 Zone	Including		183/54	196.8	198.8	1.3	0.73	-739
123 Zone	Including		183/54	213.2	216.5	2.3	0.48	-726

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com                          12

Zone	Drill Hole Number	Drill Hole Section	Drill Hole Azm/Dip	Sample From (feet)	Sample To (feet)	True Width (feet)	Gold (oz/ton)	Depth From Mine Surface (feet)
123 Zone	CBP-1110	12360	207/3	130.9	144.3	13.4	0.09	-893
123 Zone	Including		207/3	132.5	134.2	1.6	0.36	-894
123 Zone	Including		207/3	136.1	137.8	1.6	0.30	-893
123 Zone	CBP-1121	12360	146/55	266.3	278.8	11.2	0.05	-691
UG 124 Zone	CBP-1058	12365	25/-2	119.4	137.8	16.4	0.09	-582
124 Zone	Including		25/-2	134.5	137.8	2.6	0.25	-583
124 Zone	CBP-1058	12365	25/-2	207.3	219.8	11.2	0.13	-587
124 Zone	Including		25/-2	210.6	216.2	4.3	0.30	-587
124 Zone	CBP-1086	12345	2/32	208.3	237.1	27.9	0.21	-464
124 Zone	Including		2/32	211.6	218.1	5.6	0.58	-469
Surface 128 Zone	CBS-21-037	12765	200/-47	945.6	961.0	9.8	0.04	-725
128 Zone	CBS-21-039	12900	184/-61	393.6	410.0	7.9	0.06	-361
128 Zone	CBS-21-040	12900	186/-70	1721.0	1725.3	2.3	0.09	-1611
Surface 129 Zone	CBS-21-045	13140	11/-66	727.2	731.4	3.3	0.07	-662
129 Zone	CBS-21-045	13140	11/-66	784.6	788.2	2.6	0.04	-712
Surface 134 Zone	CBS-21-043	13260	155/-52	816.7	821.6	3.9	0.04	-604
134 Zone	CBS-21-043	13260	155/-52	929.9	947.9	12.1	0.06	-689
134 Zone	CBS-21-043	13340	155/-52	1012.9	1067.6	37.1	0.11	-760
134 Zone	Including		155/-52	1012.9	1038.1	17.1	0.19	-753
Surface 139 Zone	CBS-21-016	13850	1/-57	2124.8	2161.2	32.1	0.03	-1365
139 Zone	CBS-21-042	14000	13/-68	2440.3	2454.1	10.5	0.08	-1941
139 Zone	Including		13/-68	2450.2	2454.1	3.0	0.19	-2297
UG 148 Zone	CBE-0244	14935	347/-50	1262.8	1267.7	1.6	0.09	-2429
148 Zone	CBE-0245	14865	344/-65	1758.1	1804.3	26.2	0.13	-3010
148 Zone	Including		344/-65	1758.1	1765.6	4.3	0.35	-2995
148 Zone	Including		344/-65	1796.5	1804.3	4.6	0.27	-3025
UG 146 Zone	CBE-0301	14685	189/13	429.7	446.1	13.1	0.14	-1686
146 Zone	Including		189/13	433.0	437.2	3.3	0.43	-1687
146 Zone	CBE-0302	14685	189/20	429.7	442.8	13.1	0.19	-1650
146 Zone	Including		189/20	432.3	437.6	4.9	0.36	-1650
146 Zone	CBE-0303	14685	183/17	446.1	455.9	9.8	0.18	-1655
146 Zone	CBE-0304	14685	183/25	437.9	451.7	9.8	0.09	-1617
146 Zone	Including		183/25	449.0	451.7	2.6	0.31	-1615
146 Zone	CBE-0307	14685	195/8	380.5	420.8	39.4	0.10	-1726
146 Zone	Including		195/8	381.8	384.4	1.0	0.61	-1729
146 Zone	CBE-0309	14685	174/9	376.9	388.7	11.5	0.07	-1724
146 Zone	CBE-0313	14700	174/-5	403.4	418.9	13.1	0.08	-1821
146 Zone	CBE-0318	14655	195/-2	423.1	458.2	32.8	0.10	-1786
146 Zone	Including		195/-2	452.6	458.2	4.6	0.26	-1786
146 Zone	CBE-0321	14640	204/25	421.8	439.5	13.1	0.16	-1634
146 Zone	Including		204/25	421.8	423.8	1.3	0.34	-1636

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com                          13

Greens Creek (Alaska)

Zone	Drill Hole Number	Drill Hole Azm/Dip	Sample From (feet)	Sample To (feet)	True Width (feet)	Silver (oz/ton)	Gold (oz/ton)	Zinc (%)	Lead (%)	Depth From Mine Portal (feet)
9A	GC5596	63/-13	208.5	221.0	8.0	29.2	0.39	19.0	10.6	-389
9A	GC5596	63/-13	233.0	236.0	1.9	27.5	0.27	19.1	9.8	-393
9A	GC5601	101/-62	174.0	175.6	1.3	16.7	0.02	7.2	5.2	-497
9A	GC5614	243/21	230.0	233.0	3.0	14.6	0.07	7.7	3.6	-154
9A	GC5616	243/51	183.0	195.8	12.8	7.2	0.20	4.1	3.0	-86
9A	GC5616	243/51	239.1	244.0	4.9	16.5	0.02	11.8	5.0	-43
9A	GC5618	243/63	98.0	99.1	1.1	4.0	0.01	8.9	4.8	-145
9A	GC5618	243/63	112.3	113.3	1.0	51.3	0.22	9.4	5.1	-131
9A	GC5618	243/63	239.0	240.5	0.6	7.9	0.02	7.3	2.3	-14
9A	GC5620	243/77	98.0	100.0	2.0	6.3	0.03	8.8	5.5	-136
9A	GC5620	243/77	105.0	106.0	1.0	67.3	0.11	8.1	3.9	-129
9A	GC5620	243/77	150.0	151.5	1.5	12.9	0.01	7.1	4.5	-86
9A	GC5621	243/41	198.0	203.5	5.4	17.4	0.03	31.2	18.7	-98
9A	GC5621	243/41	205.7	220.0	14.0	19.2	0.14	10.5	6.4	-89
9A	GC5652	63/6	0.0	24.0	24.0	4.6	0.03	12.2	5.7	-130
9A	GC5652	63/6	34.5	35.7	1.2	29.8	0.03	16.9	10.3	-129
9A	GC5652	63/6	45.0	46.5	1.5	5.5	0.01	6.2	3.6	-127
9A	GC5652	63/6	182.3	185.0	1.8	36.2	0.21	20.1	10.4	-114
9A	GC5652	63/6	196.0	200.8	3.1	38.2	0.27	10.9	5.2	-113
9A	GC5652	63/6	218.3	227.3	6.0	41.9	0.45	15.3	7.6	-111
200 South	GC5603	241/-39	272.8	277.4	4.6	60.0	0.02	8.6	4.1	-1242
200 South	GC5606	239/-72	824.9	829.5	4.5	21.1	0.13	0.6	0.3	-2074
200 South	GC5606	239/-72	834.5	836.5	2.0	14.4	0.05	0.3	0.2	-2082
200 South	GC5608	239/-80	777.0	780.2	2.9	7.5	0.19	0.3	0.2	-2055
200 South	GC5609	243/38	54.7	58.0	3.3	4.5	0.03	5.5	3.2	-1243
200 South	GC5610	243/-2	68.0	69.2	0.9	19.0	0.02	7.2	3.9	-1288
200 South	GC5613	238.4/-76	838.0	844.0	6.0	25.7	0.23	2.0	1.0	-2111
200 South	GC5623	222/-79	49.8	52.8	3.0	18.7	0.01	6.1	2.8	-1340
200 South	GC5623	222/-79	58.7	60.5	1.8	17.2	0.02	23.1	11.3	-1348
200 South	GC5624	186/-80	65.3	66.3	1.0	23.2	0.04	13.4	7.9	-1356

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com                          14

Midas (Nevada)

Zone	Drill Hole Number	Drillhole Azm/Incl	Sample From (feet)	Sample To (feet)	Drilled Width (feet)	Est. True Width (feet)	Gold (oz/ton)	Silver (oz/ton)	Depth From Surface (feet)
Sinter	DMC-00412	212/-53	1593.8	1595.0	1.2	0.9	0.25	63.9	-1292
Sinter	DMC-00414	60/-47	1788.0	1790.1	2.1	1.7	0.02	12.6	-1386
Sinter	DMC-00417	41/-63	2249.1	2256.8	7.7	3.9	0.00	0.0	-1920
Sinter	DMC-00418	43/-47	1702.8	1708.1	5.3	3.8	0.00	5.1	-1315
Sinter Splay	DMC-00418	43/-47	1723.0	1726.4	3.4	2.2	0.01	4.6	-1315
Sinter	DMC-00420	353/-51	2005.0	2005.8	0.8	0.6	0.00	0.0	-1380
FW1	DMC-00415	29/-53	1793.0	1793.4	0.4	0.4	0.43	0.4	-1625
FW1	DMC-00420	353/-51	2143.7	2144.5	0.8	0.6	0.00	2.1	-1554
FW1	DMC-00421	27/-45	1853.0	1856.0	3.0	2.6	0.06	17.0	-1391
Green Racer HW1	DMC-00392	242/-45	917.8	918.6	0.8	0.8	1.22	0.7	-649
HW1	DMC-00407	220/-45	1732.0	1735.7	3.7	2.6	0.03	9.4	-1288
Racer	DMC-00426	244/-45	1679.7	1681.9	2.2	1.9	0.84	0.6	-1151

Hollister (Nevada)

Zone	Drill Hole Number	Drillhole Azm/Incl	Sample From (feet)	Sample To (feet)	Drilled Width (feet)	Est. True Width (feet)	Gold (oz/ton)	Silver (oz/ton)	Depth From Surface (feet)
Hatter Graben South	HUC-111	121/-20	1801.0	1801.6	0.6	0.4	0.12	12.7	-1369
Hatter Graben South	HUC-111	121/-20	2008.0	2009.3	1.3	0.9	1.27	1.1	-1365
Hatter Graben South	Including	2008.5		2009.3	0.8	0.6	2.05	1.4	-1365
Hatter Graben South	HUC-111	121/-20	2058.9	2060.0	1.1	0.5	0.09	1.8	-1362
Hatter Graben South	HUC-111	121/-20	2219.4	2220.2	0.8	0.7	0.30	3.2	-1367
Hatter Graben South	HUC-111	121/-20	2310.4	2311.2	0.8	0.4	0.08	0.7	-1370
Hatter Graben South	HUC-111	121/-20	2347.9	2348.8	0.9	0.3	0.02	0.6	-1371
Hatter Graben South	HUC-111	121/-20	2409.1	2409.9	0.8	0.4	0.04	0.7	-1373
Hatter Graben South	HUC-111	121/-20	2433.1	2434.4	1.3	1.0	0.23	7.7	-1377
Hatter Graben South	HUC-111	121/-20	2442.0	2444.0	2.0	1.5	0.15	1.6	-1377

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com                          15

San Sebastian (Mexico)

Zone	Drill Hole Number	Drill Hole Azm/Dip	Sample From (feet)	Sample To (feet)	True Width (feet)	Silver (oz/ton)	Gold (oz/ton)	Depth From Surface (feet)
El Tigre Vein	SS-2129	45/-53	2539.4	2547.9	8.4	0.1	0.00	-2020
El Tigre Vein	SS-2132	45/-55	2183.0	2190.7	7.7	0.1	0.00	-1807
El Tigre Vein	SS-2134	45/-50	2228.0	2229.7	1.6	0.0	0.00	-1635
El Tigre Vein	SS-2137	45/-45	2631.2	2640.9	9.7	0.0	0.00	-1877
El Tigre HW Vein	SS-2129	45/-53	2444.3	2448.6	4.3	0.3	0.00	-1941
El Tigre HW Vein	SS-2132	45/-55	1642.2	1645.0	2.9	4.6	0.02	-1343
El Tigre HW Vein	SS-2132	45/-55	1655.3	1658.0	2.7	9.7	0.03	-1354
El Tigre HW Vein	SS-2134	45/-50	1499.0	1501.2	2.1	8.5	0.02	-1090
El Tigre HW Vein	SS-2134	45/-50	1522.1	1524.0	1.9	1.3	0.00	-1107
El Tigre HW Vein	SS-2134	45/-50	1548.6	1550.5	1.9	3.9	0.01	-1126
El Bronco Vein	SS-2130	35/-55	2091.0	2115.3	19.4	0.1	0.00	-1610
El Bronco Vein	SS-2131	35/-55	1571.7	1578.6	5.3	0.0	0.00	-1243
El Bronco Vein	SS-2131	35/-55	2176.1	2180.6	3.5	0.0	0.00	-1751
El Bronco Vein	SS-2133	35/-67	2098.1	2109.5	7.3	0.0	0.00	-1891

Investor Relations, Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com                          16